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                                                                    EXHIBIT 10.7

                   TECHNICAL AND CONSULTING SERVICE AGREEMENT

                                 by and between

          SHANGHAI RUN AN LIAN INFORMATION CONSULTANCY COMPANY LIMITED

                                       and

           QIAN CHENG WU YOU NETWORK INFORMATION TECHNOLOGY (BEIJING)

                                 COMPANY LIMITED

                                   MAY 3, 2004

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
ARTICLE 1  COOPERATION.....................................................................     4

ARTICLE 2  TECHNICAL AND CONSULTING SERVICES OF PARTY B....................................     4

ARTICLE 3  SERVICE FEES....................................................................     5

ARTICLE 4  COPYRIGHT OWNERSHIP.............................................................     5

ARTICLE 5  TERM AND TERMINATION............................................................     5

ARTICLE 6  LIABILITY FOR BREACH OF CONTRACT................................................     6

ARTICLE 7  WAIVER..........................................................................     6

ARTICLE 8  NOTICE..........................................................................     7

ARTICLE 9  GOVERNING LAW AND DISPUTES RESOLUTION...........................................     7

ARTICLE 10 MISCELLANEOUS...................................................................     8

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                   TECHNICAL AND CONSULTING SERVICE AGREEMENT

This Technical and Consulting Services Agreement ("AGREEMENT") is made and entered into May 3, 2004 by and between the following parties:

SHANGHAI RUN AN LIAN INFORMATION CONSULTANCY COMPANY LIMITED, a limited liability company duly organized and validly existing under the laws of the People's Republic of China, with its registered address at Room 753, 710 Changping Road, Shanghai, China ("PARTY A").

QIAN CHENG WU YOU NETWORK INFORMATION TECHNOLOGY (BEIJING) COMPANY LIMITED, a wholly foreign owned enterprise duly organized and validly existing under the laws of the People's Republic of China, with its registered address at Unit D, 32/F, China Merchant Tower, 118 Jian Guo Road, Chao Yang District, Beijing, China ("PARTY B").

(hereinafter referred to as to a "PARTY" individually, and the "PARTIES" collectively)

WHEREAS:

1. Party A is a company engaged in the provision of human resources services, which is qualified and licensed in Shanghai human resource market to collect and publish information on demand and availability of human resource, and provide human resource consulting services, including Internet human resource services. Party A currently owns and operates a website specializing the provision of Internet human resource services, i.e., www.51job.com ("HR WEBSITE");

2. Party B is a company engaged in the development and provision of services in connection with Internet technology with technical expertise and practical experiences related to Internet, having extended experiences and personnel with respect to information technology software for Chinese website, technology of sorting in Chinese and platform design;

3. Party A and Party B intend to explore the respective advantages of both Parties to cooperate with each other to develop Internet human resource services and the relevant professional technical services within the respective business scope of Parties.

NOW THEREFORE, Party A and Party B hereby agree to enter into this Agreement under the following terms and conditions and to perform this Agreement according to such terms and conditions:

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                              ARTICLE 1 COOPERATION

1.1 Party A shall provide human resource services to the customers relying on its human resource qualification and HR Website. Party A hereby agrees to engage Party B and Party B agrees to be engaged by Party A as the exclusive technology provider for Party A in light of Party B's technical expertise and experiences related to the Internet.

1.2 Party A agrees that, during the term of this Agreement, Party A shall not engage any third party as Party A's technology provider without the consent of Party B, excluding Party B's affiliates.

1.3 Party A agrees that Party B shall have the right to provide the same or similar technical services under this Agreement to other world wide web operators and it shall also have the right to delegate other company or individual to perform Party B's obligations to provide technical services under this Agreement.

             ARTICLE 2 TECHNICAL AND CONSULTING SERVICES OF PARTY B

2.1 Party B shall be responsible for the development, design, and production of database software to be used to store human resource information, software for the end-user platform, and other relevant technologies, and license the right to use the same to Party B.

2.2 Party B shall be responsible for the system maintenance of the HR Website and the human resource database, including promptly inputting employment information of the customers into the human resource database, or updating the database in a timely manner and updating the user platform based on the recruitment/job-seeking information provided by Party A from time to time, and providing other technical services.

2.3 Party B shall provide Party A with the technical consulting services and technical services for the development of Internet technology of Party A, including without limitation, system design, and installation and calibration of the system, as well as system trial operation.

2.4 Party B shall provide the consulting services to Party A for procurement of relevant equipments, software and hardware system required for the operation of Internet services by Party A, including but not limited to provision of consulting advice on the selection of various software tools, software application, and technical platform, installation and calibration of system and the selection and purchase, model and performance of various

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      associated hardware facilities.

2.5 Party B shall provide appropriate training and technical support and assistance to the staff of Party A, including but not limited to providing the appropriate training to Party A and its staff (including trainings related to, among other things, customer services, technology); introducing to Party A and its staff knowledge and experience in the installation and operation of the systems and equipment and assisting Party A in solving any problems which may arise at any time in the course of installation and operation of the equipment; and providing Party A with consultations and advice on on-line editing of platforms and application of software and assisting Party A in editing and collecting various information.

2.6 Other technical and consulting services necessary for Party A's businesses and operations.

                             ARTICLE 3 SERVICE FEES

Party B shall issue the bill to Party A based on workload for the technical services to Party A in accordance with the price agreed by both Parties. Party A shall pay relevant service fees to Party B in accordance with the date and amounts as set out on the bill. Party A and Party B may otherwise make other arrangement for the payment of service fees based on the actual circumstances.

                          ARTICLE 4 COPYRIGHT OWNERSHIP

The ownership of the intellectual property rights of Party A and Party B from or in connection with the cooperation shall be determined as follows: Party B owns the copyright for the database software and other relevant software designed by Party B, and the intellectual property rights of and any other rights derived from the results of development and research through the research and development under this Agreement and other agreements entered into by both Parties shall be owned by Party B, including without limitation right to apply for patent, copyright for the software, technical documents and technical information as the carrier, or other intellectual property rights, and the right to license the foresaid intellectual property rights to other parties or to transfer the foresaid intellectual property rights.

                         ARTICLE 5 TERM AND TERMINATION

5.1 This Agreement shall become effective from the date of execution hereof by the respective authorized representatives of Parties with the company seals of

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      the Parties affixed hereto, and shall remain effective for ten (10) years.

5.2 During the term of this Agreement, in the event of a breach of this Agreement by Party A, Party B may send a written notice of such breach to Party A. Notwithstanding any contrary provision of applicable laws, this Agreement may be, and may only be, terminated by Party B by written notice if Party A fails to cure such breach within fourteen (14) days of its receipt of Party B's notice of such breach.

5.3 This Agreement may be extended to any term agreed by the Parties in writing.

                   ARTICLE 6 LIABILITY FOR BREACH OF CONTRACT

6.1 In the event of default by any Party hereto on its obligations provided in this Agreement, the defaulting party shall, upon the receipt of a written notice from the non-defaulting party requesting the correction, immediately refrain from the default, and shall compensate the non-defaulting Party for all losses and damages thus caused to the non-defaulting party within fourteen (14) days of the notice.

6.2 In the event that the Parties hereto are both at fault, then they shall bear the respective liabilities for the breach in accordance with the actual faults committed by parties.

                                ARTICLE 7 WAIVER

7.1 Except for the obligation of compensation provided herein, no Party shall be liable for any contingent, consequential, special or punitive damages or other damages of the other Party arising from or in connection with this Agreement, whether or not alleged to be the result of contracts or infringement (including negligence or strict liability), or other circumstances, and whether or not the other Party has been informed of the possibilities of such damages to such other Party.

7.2 The rights and obligations under this Agreement shall apply to the respective successors, permitted assigns, executor, and manager of both Parties to the extent possible. Any Party may transfer the services which it shall provide under this Agreement to any of its affiliates or successors, regardless whether such succession is resulted from merger, acquisition, asset purchase or otherwise.

7.3 The invalidity, nullity and unenforceability of any provision hereof shall not

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      affect or prejudice the validity, effectiveness and enforceability of other provisions hereof. However, the Parties hereto shall cease the performance of such invalid, null and unenforceable provision and shall amend such provision only to the extent that it will be valid, effective and enforceable with respect to such specific facts and situations in a manner that most closely reflect the original intention of such provision.

7.4 Any allowance, grace period and deferred exercise of the rights entitled under this Agreement granted by one Party in connection with the other Party's default or delay shall not be deemed as a waiver by such Party of its rights and shall not prejudice, affect or restrict any of the rights which such Party shall be entitled to under this Agreement and relevant PRC laws and regulations.

                                ARTICLE 8 NOTICE

Any notice hereunder shall be delivered by personal delivery or via facsimile or by registered airmail to the following addresses and numbers or to any other addresses and numbers which have been notified in writing by one Party to the other Party. Notices sent by registered airmail shall be deemed to be effectively served on the fifth day after the date of dispatch. Notices delivered by personal delivery or via facsimile shall be deemed to be effectively served on the next day after the delivery or transmission. If transmitted via facsimile, the original copy of the notices shall be sent by registered airmail or by personal delivery to the other Party immediately after the transmission.

PARTY A:    Shanghai Run An Lian Information Consultancy Company Limited
Address:    Room 753, 710 Changping Road, Shanghai, China
Attention:  Mr. FENG Lei

PARTY B: Qian Cheng Wu You Network Information Technology (Beijing) Company Limited.

Address: Unit D, 32/F, China Merchant Tower, 118 Jian Guo Road, Chao Yang District, Beijing

Attention:  Mr. WANG Tao

                 ARTICLE 9 DISPUTES RESOLUTION AND GOVERNING LAW

9.1 The execution, effectiveness, performance and interpretation of this Agreement shall be governed by the laws of the People's Republic of China.

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9.2   Any disputes arising from or in connection with the execution, performance, interpretation and dispute settlement of this Agreement shall be settled by both Parties through friendly consultations. If the Parties fail to settle the disputes through friendly consultations, either Party may submit the dispute to China International Economy and Trade Arbitration Commission (hereinafter referred to as "CIETAC") for arbitration in Beijing in accordance with the then applicable arbitration rules of CIETAC.

9.3 During the arbitration, the Parties shall continue to perform their obligations under this Agreement not subject to the arbitration.

9.4   The arbitral award shall be final and binding upon the Parties.

                            ARTICLE 10 MISCELLANEOUS

10.1 This Agreement may not be revised, modified, supplemented or dissolved unless by written agreements between the Parties signed by the authorized representatives.

10.2 Appendixes attached to this Agreement shall be an integral part of this Agreement. The Parties may, from time to time, revise, add to and adjust the Appendixes hereto during the term of this Agreement.

10.3 This Agreement is written in Chinese in two counterparts, with each Party holding one counterpart.

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(No Body Text on this Page)

PARTY A:    SHANGHAI RUN AN LIAN INFORMATION CONSULTANCY COMPANY LIMITED

SIGNED BY: ___________________

AUTHORIZED REPRESENTATIVE:
TITLE:

PARTY B: QIAN CHENG WU YOU NETWORK INFORMATION TECHNOLOGY (BEIJING) COMPANY LIMITED

SIGNED BY: ___________________

AUTHORIZED REPRESENTATIVE:
TITLE:

                                       9
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            AMENDMENT TO TECHNICAL AND CONSULTING SERVICE AGREEMENT

Shanghai Run An Lian Information Consultancy Company Limited ("Party A") and Qian Cheng Wu You Network Information Technology (Beijing) Company Limited ("Party B") made and entered into the Technical and Consulting Service Agreement ("Technical Service Agreement") on May 3, 2004. Party A and Party B hereto agree to enter this agreement as an amendment to the Technical Service Agreement ("Amendment Agreement") as of July 2, 2004, as follows:

1. Article 3.1 of the Technical Service Agreement provided that "Party B shall issue the bill to Party A based on workload for the technical services to Party A in accordance with the price agreed by both Parties. Party A shall pay relevant service fees to Party B in accordance with the date and amounts as set out on the bill. Party A and Party B may otherwise make other arrangement for the payment of service fees based on the actual circumstances."

     The Parties hereby agree that the above provision should be amended as:

     "Party B shall issue the bill to Party A based on workload for the technical services to Party A in accordance with the price agreed by both Parties. Party A shall pay relevant service fees to Party B in accordance with the date and amounts as set out on the bill."

2. Other provisions under the Technical Service Agreement shall remain effective.

3. This Amendment Agreement is a part of the Technical Service Agreement and shall have the same legal effect.

4. This Amendment Agreement becomes effective upon the day of execution by the respective authorized representative of Party A and Party B.


Party A: Shanghai Run An Lian Information Consultancy Company Limited

By:  _____________________

Name:

Title:

Party B: Qian Cheng Wu You Network Information Technology (Beijing) Company Limited.

By:  _____________________

Name:

Title: